UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 26, 2011

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500 Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (972) 869-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 26, 2011, Thomas Group, Inc.(“Company”) gave formal written notice to The NASDAQ Stock Market LLC (“NASDAQ”) of its intention to voluntarily delist its common stock from The NASDAQ Capital Market.

On April 18, 2011, the Company received a NASDAQ Staff Determination Letter stating that it no longer meets the minimum Market Value of Publicly Held Shares (“MVPHS”) requirement set forth in Listing Rule 5550(a)(5) (the “MVPHS Rule”), which requires that the Company maintain a MVPHS of at least $1 million.  The Company has until October 17, 2011 to regain compliance with the MVPHS Rule by maintaining a minimum MVPHS of $1 million for at least ten consecutive business days. At this time, the Company has not regained compliance with the MVPHS Rule.  In addition, as disclosed in its notice to NASDAQ, the Company is currently not in compliance with the minimum $1.00 bid price requirement set forth in NASDAQ Listing Rule 5550(a)(2), although it has not yet been in non-compliance for 30 consecutive business days and has not received a NASDAQ Staff Determination Letter regarding its failure to comply.

The Board of Directors of the Company approved the delisting at a special meeting on May 26, 2011.  The decision to delist is based primarily on the Company’s desire to conserve resources, the likelihood that the Company will continue to fail to meet the requirements for continued NASDAQ listing in the near future and the recognition that the benefits of maintaining the Company’s NASDAQ listing have declined. The Company believes the benefits of its NASDAQ listing do not justify the expense and administrative burdens of maintaining the listing given the limited trading volume and low price of its common stock.

The Company has been notified by NASDAQ that the last day of trading on the NASDAQ Capital Market will be June 6, 2011.  The Company intends to file a Form 25 with the SEC on June 6, 2011 to effect the voluntary delisting, and expects that trading in its common stock will be suspended on the date the Form 25 is filed, with the official delisting of its common stock becoming effective ten days thereafter, on June 16, 2011.

Following the delisting, the Company anticipates that its common stock will be quoted on the OTC Pink tier operated by OTC Markets Group, a centralized electronic quotation service for over-the-counter securities, so long as market makers demonstrate an interest in trading in the Company’s common stock. However, there is no assurance that trading in the Company’s common stock will continue on the OTC Pink tier or on any other securities exchange or quotation medium.

On May 27, 2011, the Company issued a press release announcing that it has notified NASDAQ of its intent to delist. A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

Any statements in this release that are not strictly historical statements, including statements about the Company’s beliefs and expectations, are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including, but not limited to the risk that the delisting of the Company’s common stock from NASDAQ will be delayed or that trading in the Company’s common stock will not continue on any other securities exchange or quotation medium, as well as other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s

Annual Report on Form 10-K for the year ended December 31, 2010. These forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “could,” “should,” “may,” “would,” “continue,” “forecast,” and other similar expressions. These forward-looking statements speak only as of the date of this release. Except as required by law, the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01  Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Description
99.1	Press Release dated May 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc.
(Registrant)

Date:	June 1, 2011	By:	/s/ Frank W. Tilley
Frank W. Tilley,
Chief Financial Officer and Vice President